UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
POWER SOLUTIONS INTERNATIONAL, INC.
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

June 13, 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Power Solutions International, Inc. (the “Company”), we cordially invite you to attend the 2025 Annual Meeting of Stockholders of the Company on Thursday, July 24, 2025, at 8:00 a.m. (Central Time) (the “Annual Meeting”). To facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSIX2025 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on any additional voting instructions accompanying these proxy materials. You will not be able to attend the Annual Meeting in person.

The proxy statement relates to the Company’s 2024 performance and compensation. The Board of Directors of the Company (the “Board”) and management continue to execute the Company’s business objectives and have implemented certain actions to position the Company for growth and continued positive financial results in the future. Details about the business to be conducted at the Annual Meeting and other information can be found in the attached proxy statement. As a stockholder of record, you will be asked to vote on four proposals.

Whether or not you plan to virtually attend the Annual Meeting, your vote is important. After reading the attached notice, please submit your proxy or voting instructions promptly. We encourage you to vote your shares prior to the Annual Meeting.

On behalf of the Board and the management team, thank you for your continued support and interest in Power Solutions International, Inc.

Sincerely,

/s/ Jiwen Zhang
Jiwen Zhang
Chairman of the Board of Directors

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 24, 2025

To the Stockholders of Power Solutions International, Inc.:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Power Solutions International, Inc., a Delaware corporation (the “Company,” “PSI,” “we,” “our” or “us”) will be held on Thursday, July 24, 2025, at 8:00 a.m. (Central Time). To facilitate broad stockholder attendance and participation and to provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/PSIX2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy statement, on your proxy card, or any additional voting instructions accompanying these proxy materials.

The Annual Meeting will be held for the following purposes:

1.	To elect the seven nominees named in this proxy statement to the Board to serve until the 2026 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;

4.	To approve the amendment of the Amended and Restated 2012 Incentive Compensation Plan (the “Plan”), to extend the expiration date; and

5.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

These items of business, including the nominees for director, are more fully described in the proxy statement (the “proxy statement”) accompanying this notice.

The Board of Directors (the “Board”) has fixed the close of business on May 30, 2025, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

On or about June 13, 2025, the Company will mail to its stockholders the Notice containing instructions on how to access the proxy materials and vote on the matters described above.

Regardless of the number of shares you own and whether you plan to virtually attend the Annual Meeting, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the related proxy card or voting instruction form and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the related proxy card or voting instruction form and following the instructions when prompted, (iii) by written proxy by signing and dating the related proxy card or voting instruction form and returning it, or (iv) by attending the Annual Meeting virtually over the Internet, as described in the materials made available with this notice. If you submit your proxy and then decide to virtually attend the Annual Meeting to vote your shares electronically, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ Jiwen Zhang
Jiwen Zhang
Chairman of the Board of Directors
June 13, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2025

This Notice of Annual Meeting, Proxy Statement and the Company’s 2024 Annual Report on Form 10-K are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

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Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 24, 2025

This proxy statement and enclosed proxy card are being furnished to stockholders of record as of the close of business on May 30, 2025, in connection with the solicitation by the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”) of proxies for use in voting at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 24, 2025, at 8:00 a.m. (Central Time) (the “Annual Meeting”). To support the health and well-being of our employees, Board, stockholders and other meeting participants, and to facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will once again be virtual. Stockholders may attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/PSIX2025, or at any and all adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. You are receiving the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Company has sent you these proxy materials because its Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions on your Notice of Internet Availability of Proxy Materials (the “Notice”) to vote over the telephone or through the Internet.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually, on Thursday, July 24, 2025, at 8:00 a.m. (Central Time). To participate in the Annual Meeting visit www.virtualshareholdermeeting.com/PSIX2025 using your desktop or mobile device and enter the control number included on your Notice. Information on how to vote virtually at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 30, 2025, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of May 30, 2025, there were 23,008,511 shares of Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, during normal business hours, a complete list of all stockholders on the record date will be available for examination by any stockholder at the Company’s offices at 201 Mittel Drive, Wood Dale, Illinois 60191.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on May 30, 2025, your shares were registered directly in your name with PSI’s transfer agent, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, the Company urges you to vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted. You are encouraged to vote your shares prior to the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on May 30, 2025, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. If you want to vote at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank, brokerage firm, or dealer. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on?

There are four proposals scheduled for a vote at the Annual Meeting:

1.	To elect the seven nominees as named in this proxy statement to the Board to serve until the 2026 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;

4.	To approve the amendment of the Amended and Restated 2012 Incentive Compensation Plan (the “Plan”), to extend the expiration date; and

5.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of our Board?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The recommendation of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the seven nominees named in this proxy statement to the Board (see Proposal 1);

•	FOR the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (see Proposal 2);

•	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (see Proposal 3); and

•	FOR the approval of the amendment of the Plan to extend the expiration date (see Proposal 4).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If you have submitted a proxy and any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I vote?

For Proposal 1, you may vote “FOR” or “AGAINST,” or abstain from voting for each of the nominees to the Board. For Proposal 2, Proposal 3 and Proposal 4, you may vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the virtual meeting platform at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. To vote at the Annual Meeting, stockholders of record will need the 16-digit control number included on your Notice, proxy card or voting instruction form to log in to the virtual meeting platform at http://www.virtualshareholdermeeting.com/PSIX2025. Voting electronically online during the Annual Meeting will replace any previous votes. Whether or not you plan to attend the meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote virtually even if you have already voted by proxy.

The procedures for voting are as follows:

•	To vote virtually, log-in to the Annual Meeting and cast your vote through the virtual meeting platform.

•

If you have requested and received paper proxy materials, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, the Company will vote your shares as you direct.

•

To vote by proxy over the telephone or the Internet, follow the instructions on the Notice you received. If voting by telephone or Internet prior to the Annual Meeting, your vote must be received by 11:59 p.m. (Eastern Time) on July 23, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote virtually at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank or broker. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned at the close of business on May 30, 2025, the record date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or through the virtual meeting platform at the Annual Meeting, your shares will not be voted, and your shares will not count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter.

See below under “What are broker non-votes?” for more information. At the Annual Meeting, only Proposal 2 is considered to be a routine matter. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1, Proposal 3 and Proposal 4 but may vote your shares on Proposal 2.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways prior to the Annual Meeting:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Chief Financial Officer (“CFO”) at 201 Mittel Drive, Wood Dale, Illinois 60191.

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You may attend the Annual Meeting and vote virtually. Simply attending the meeting will not, by itself, revoke your proxy. Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 13, 2026 to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by the Company’s Amended and Restated Bylaws (the “Bylaws”) no later than the close of business on April 25, 2026 to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191. If next year’s annual meeting is called for a date that is before June 24, 2026 or after August 23, 2026, written notice of such proposal or nomination must be provided to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191, no later than the close of business on the 10th day following the day on which public announcement of the date of next year’s annual meeting is first made by the Company. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted no later than May 25, 2026 and include all of the information required by Rule 14a-19 under the Exchange Act. Please note that the notice requirements under Rule 14a-19 are in addition to the applicable notice requirements under the advance notice provisions of our Bylaws as described above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, Proposal 2, Proposal 3, and Proposal 4, votes “FOR,” “AGAINST,” abstentions, and, if applicable, broker non-votes. Broker non-votes, if applicable, will have no effect on the outcome of the proposals. Abstentions will not be counted towards the vote total for Proposal 1, and thus, will have no effect on the outcome of such proposal. For Proposal 2, Proposal 3, and Proposal 4, abstentions will have the same effect as a vote “AGAINST” such proposals.

What are “broker non-votes”?

Your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Proposal 1, Proposal 3 and Proposal 4 will be considered non-discretionary, and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Because banks, brokers and nominees are permitted to vote uninstructed shares on Proposal 2, broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting but will not count for purposes of determining the number of votes cast on Proposal 1, Proposal 3 or Proposal 4. You should instruct your broker to vote your shares in accordance with directions you provide.

How many votes are needed to approve each proposal?

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For Proposal 1, the election of directors, the seven nominees named in this proxy statement for director receiving a majority of the votes cast (from the holders of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” and “AGAINST” will affect the outcome. Abstentions and broker non-votes will have no effect on this proposal.

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To be approved, Proposal 2, the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive “FOR” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” for this proposal. There will be no broker non-votes with respect to this proposal, as it is a routine item.

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To be approved, Proposal 3, the approval, on a non-binding advisory vote on compensation of the Company’s named executive officers, must receive “FOR” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “AGAINST,” and broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote to approve the compensation of the Company’s named executive officers is non-binding, the Board will review the result of the vote and will take it into account in making a determination of the named executive officer compensation in the future.

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To be approved, Proposal 4, the approval of the amendment of the Plan to extend the expiration date of the Plan, must receive “FOR” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” for this proposal.

What is the quorum requirement?

Holders of a majority of the voting power of the Company’s issued and outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, constitute a quorum. In the absence of a quorum, the holders of a majority of the voting power of stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, will have the power to adjourn the Annual Meeting to another date, time or place (if any). Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the meeting. Abstentions and broker non-votes (because brokers can vote your shares on Proposal 2 even if you do not submit a proxy or voting instructions) will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (a “Form 8-K”) that the Company expects to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 24, 2025 and amended on Form 10-K/A filed with the SEC on April 30, 2025 (the “Annual Report”) are available on www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2026 or until their successors, if any, are elected or appointed. The Company’s Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted “FOR” the election of all director nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Kenneth W. Landini will serve out the remainder of his current term but will not stand for re-election. The Company would like to thank Mr. Landini for his service to the Company and the Board.

The following table and biographical summaries set forth, with respect to each nominee for director, his/her committee membership, his/her age, the year in which he/she first became a director of the Company, and whether or not Weichai America Corp. (“Weichai America”), a wholly owned subsidiary of Weichai Power Co., Ltd. (“Weichai Power”) (herein together referred to as “Weichai”) designated such director to serve on the Board pursuant to the Investor Rights Agreement, entered into by the Company and Weichai (as discussed in the “Related Person Transactions” section in this proxy statement).

Name	Position	Committee	Age	Director Since	Weichai Designee
Jiwen Zhang	Chairman of the Board	Strategic (Chair)	54	2023	Yes
Kui Jiang	Director	Compensation; Nominating (Chair)	61	2024	Yes
Frank P. Simpkins	Director	Audit (Chair); Nominating; Strategic	62	2017	No
Courtney C. Shea	Director	—	64	—	No
Hong He	Director	Audit; Compensation (Chair)	56	2019	No
Gengsheng Zhang	Director	Nominating; Strategic	57	2022	Yes
Fuzhang Yu	Director	Compensation	38	2023	Yes

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

DIRECTORS

Jiwen Zhang	Age: 54	Chairman of the Board PSI Committee:
• Strategic Committee (Chair)

Biography: Mr. Jiwen Zhang has served as a director and Chairman of the Board of the Company since March 29, 2023. Mr. Jiwen Zhang also has served as the Chair of the Strategic Committee since May 4, 2023.

Mr. Jiwen Zhang has served as Chief Executive Officer of Weichai America, which focuses on researching and developing a full line of off-road natural gas engines and engine components, since February 2023, and previously served as Chairman of Weichai America from February 2023 until April 2024. Weichai America is a wholly owned subsidiary of Weichai Power, a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange. Mr. Jiwen Zhang has over twenty years of experience in the engine industry.

From January 2013 to December 2022, Mr. Jiwen Zhang served as President of Kohler Power Systems, a multinational company located in Wisconsin, which specialized in diesel and gaseous generators, and was responsible for oversight of the global business operations. Prior to this, Mr. Jiwen Zhang served as Managing Director Commercial of Fiat Powertrain APAC from September 2010 to December 2012, Vice President of Volvo Penta Region Asia from May 2002 to August 2010, and Customer Service General Manager of a Caterpillar distributor Lei Shing Hong machinery from September 1994 to April 2002.

Mr. Jiwen Zhang earned his Executive Master of Business Administration from University of Texas at Arlington and bachelor’s degree of Mechanical & Electrical Engineering from University of Science and Technology of China. Mr. Jiwen Zhang serves on the Board as a Weichai designee.

Mr. Jiwen Zhang brings to the Board extensive and effective leadership experience demonstrated through his executive and management roles at leading engine manufacturers.

Kui Jiang	Age: 61	PSI Committees:
• Compensation Committee
• Nominating Committee (Chair)

Biography: Mr. Jiang has served as a director of the Company since May 23, 2024. Mr. Jiang also serves as the Chair of the Nominating and Governance Committee (“Nominating Committee”) and a member of Compensation Committee. Mr. Jiang previously served as a member of the Board of the Company from 2017 to 2020.

Mr. Jiang has served as Senior President of Weichai Power and the Chairman of the Board of Directors of Weichai America since 2024. Mr. Jiang served as President of Shandong Heavy Industry Group Co., Ltd, a leading automobile and equipment manufacturing group, from 2009 to 2023. Prior to that, Mr. Jiang has held various leadership positions, including Executive Deputy General Manager and Vice Chairman of Weichai Group Holdings Limited; Vice President of Shantui Construction Machinery Co., Ltd.; Chairman of Strong Construction Machinery Co., Ltd.; Chief Engineer and Deputy General Manager of Shantui Import and Export Company; and Deputy General Manager of Shantui Engineering Machinery Co., Ltd. Mr. Jiang has served as a member of the Supervisory Board of KION GROUP AG, a global leader in industrial trucks, related services and supply chain solutions publicly-traded on the Frankfurt Stock Exchange; a member of the Board of Directors of Sinotruck, a truck manufacturer publicly-traded on the Hong Kong Stock Exchange; a member of the Board of Directors of Ballard Power Systems Inc., a company in fuel cell production publicly-traded on Nasdaq; a member of the Board of Hydraulics Drive Technology Beteiligungs GmbH, Chairman of Strong Construction Machinery Co., Ltd.; and a member of the Board of Directors of Weichai Power, a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange and a leading global designer and manufacturer of diesel engines.

Mr. Jiang earned his Master of Business Administration from Wright State University and bachelor’s degree of Engineering from the Automobile Engineering Department of Tsinghua University. Mr. Jiang serves on the Board as a Weichai designee.

Mr. Jiang brings to the Board extensive managerial experience and leadership gained through his executive roles at leading engine manufacturers.

Frank P. Simpkins	Age: 62	PSI Committees:
• Audit Committee (Chair)
• Nominating Committee
• Strategic Committee

Biography: Mr. Simpkins has served as a director of the Company since July 13, 2017. Mr. Simpkins is the Chair of the Audit Committee and is also a member of the Nominating Committee and the Strategic Committee.

Mr. Simpkins has over 25 years of executive management and financial experience. From June 2016 to December 2016, he served as Chief Financial Officer of Emerson Network Power, part of Emerson Electric Co., a publicly traded company on the New York Stock Exchange (the “NYSE”). From 2006 to 2015, Mr. Simpkins served as Vice President and Chief Financial Officer of Kennametal Inc., a publicly traded company on the NYSE and a global leader in the design and manufacture of engineered components, advanced materials and cutting tools. Prior to that role, Mr. Simpkins held various positions within Kennametal since 1995. Prior to Kennametal, he worked as a Manager for PricewaterhouseCoopers from 1986 to 1995.

Mr. Simpkins has served on the Advisory Board of Anovion, an advanced battery materials business in North America for synthetic graphite anode materials since September 2022. Mr. Simpkins has been a member of the Board of Directors of EXRO Technologies since July 2023 and is also the Chair of the Audit Committee and a member of the Nominating Committee.

Mr. Simpkins holds a Bachelor of Science degree in Accounting from Pennsylvania State University. Mr. Simpkins qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial public-company reporting experience gained from his roles as Chief Financial Officer during his career.

Mr. Simpkins brings to the Board significant management experience, as well as his experience as a Chief Financial Officer.

Courtney C. Shea	Age: 64

Biography: Ms. Shea is nominated for the first time to the Board.

Ms. Shea had an over 30 years’ experience in U.S. public finance in which she served as both a municipal advisor and investment banker working with state and local governments, not for profits and universities, in their issuance of municipal bonds. Ms. Shea served as the Managing Member of Columbia Capital Management, a national municipal advisory firm, from September 2013 until her retirement from the firm in April 2021. Prior to her tenure at Columbia Capital Management, Ms. Shea was an investment banker with several Wall Street firms, including serving as National Head of Public Finance at a division of ABN AMRO for five years. Ms. Shea has served as an independent director and member of Audit, Environmental and Social Responsibility, Finance and Risk Oversight Committees of Assured Guaranty Ltd., a public company listed on the New York Stock Exchange since May 2021. Ms. Shea was an independent director and Audit Committee chair of the Professional Diversity Network from March 2019 until August 2024. Additionally, she serves on several not-for profit boards, including the Joffrey Ballet and the Milken Institute Center for Financial Markets Public Finance Advisory Council. Ms. Shea was a founding member of Women in Public Finance, a women’s professional organization founded in 1996, and has been a Certified Director by the National Association of Corporate Directors. Ms. Shea holds a Cybersecurity Certification from the Private Directors Association. Ms. Shea is an Illinois licensed attorney.

Ms. Shea has a Bachelor’s degree in Economics from University of Notre Dame, a Juris Doctor degree from Loyola University Law School, and a Masters of Business Administration degree from University of Chicago Graduate School of Business.

Ms. Shea will bring to the Board skills and experience in finance, auditing and risk management.

Hong He	Age: 56	PSI Committees:
• Audit Committee
• Compensation Committee (Chair)

Biography: Mr. He has served as a director of the Company since November 14, 2019. Mr. He is the Chair of the Compensation Committee and is also a member of the Audit Committee.

Mr. He has served as Director, Financial Planning & Analysis for CytomX Therapeutics (“CytomX”), a Nasdaq-listed biotechnology company, since February 2021, and previously served as a Consultant to CytomX beginning in February 2020. Previously, Mr. He served as Director of Finance and Reporting for Blackthorn Therapeutics, a clinical-stage biotechnology company, from June 2019 to December 2019. Prior to that, Mr. He served as the Head of Finance at GenapSys, Inc. from 2018 until May 2019. From 2014 until 2018, Mr. He was the Finance Director of SciClone Pharmaceuticals, Inc., a Nasdaq-listed specialty pharmaceutical company with its main operations in China.

Mr. He earned his Bachelor of Science degree in Accounting from Beijing University of Technology in July 1992 and his Master of Business Administration degree from University of Chicago Booth School of Business in December 2006. Mr. He is a U.S. certified management accountant and a China certified public accountant. Mr. He qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial public company reporting experience gained from his roles as a financial officer and controller of public companies during his career.

Mr. He brings to the Board substantial financial and managerial experience gained through leadership roles at public companies.

Gengsheng Zhang	Age: 57	PSI Committees:
• Nominating Committee
• Strategic Committee

Biography: Mr. Gengsheng Zhang has served as a director of the Company since September 16, 2022. In addition, he serves as a member of the Nominating Committee and the Strategic Committee.

Mr. Gengsheng Zhang has served as Vice General Manager of Shandong Heavy Industry Group Co., Ltd (“SHIG”), a leading automobile and equipment manufacturing group, since July 2023. Previously, he served as Director of International Cooperation and Business Synergy Department for SHIG from March 2022 to June 2023. Mr. Zhang previously served as Deputy General Manager of Weichai Group, a multi-field and multi-industry international group which owns six business segments of powertrain, intelligent logistics, automotive, construction machinery, luxury yacht, and finance & after-services, from August 2020 to March 2022. Prior to Weichai Group, he served as Assistant General Manager of Weichai Group (and later as Deputy General Manager) and Chairman and Chief Executive Officer of SHIG India Pvt Ltd., a subsidiary of SHIG, from December 2019 to August 2020. Prior to that, he served as Assistant General Manager of Weichai Group and General Manager of Shandong Weichai Import & Export Company, from May 2012 to December 2019. Prior to that, he served as Director of Weichai International Service Department from October 2005 to May 2012. Earlier in his career, Mr. Gengsheng Zhang was employed in various leadership and engineering roles at manufacturing organizations.

Mr. Gengsheng Zhang earned a bachelor’s degree in Engineering from Shandong Polytechnic University in 1990 and an Executive Master of Business Administration from China-Europe International Business School in 2014. Mr. Gengsheng Zhang serves on the Board as a Weichai designee.

Mr. Gengsheng Zhang brings to the Board in-depth management experience in manufacturing and engineering.

Fuzhang Yu	Age: 38	PSI Committee:
• Compensation Committee

Biography: Mr. Yu has served as a director of the Company since July 2023. In addition, Mr. Yu is a member of the Compensation Committee.

Mr. Yu has served as Director of the Overseas Finance Department of Weichai Group since May 2023 and Vice Director from January 2023 to May 2023. Prior to that, Mr. Yu served as Chief Financial Official of Shaanxi Hande Axle Co., Ltd, a leading commercial vehicle axle manufacturer in China from February 2021 to January 2023. From February 2019 to February 2021, Mr. Yu served as Chief Financial Officer of Weichai Ballard Co., Ltd (“Weichai Ballard”), a joint venture of Weichai Power and Ballard Power Systems Inc. Prior to his role at Weichai Ballard, Mr. Yu served in various leadership roles in the Finance Department at Weichai Power from January 2009 to February 2019.

Mr. Yu earned his bachelor’s degree in Management from Beijing Forestry University, China in 2009. Mr. Yu is a China certified public accountant. Mr. Yu serves on the Board as a Weichai designee.

Mr. Yu brings to the Board extensive accounting experience as well as management experience through his roles at engine manufacturers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of May 30, 2025.

Name	Age	Executive Officer Since	Present Position with the Company
C. (Dino) Xykis	66	2021	Chief Executive Officer
Xun (Kenneth) Li	55	2022	Chief Financial Officer

The narrative descriptions below set forth the employment and position with the Company, principal occupation and education for each of the two current executive officers.

C. (Dino) Xykis was appointed as the Chief Executive Officer on April 24, 2023, after serving as Interim CEO from June 1, 2022 to April 24, 2023.. Mr. Xykis also served as the Company’s Chief Technical Officer from March 15, 2021 until July 9, 2024. He is responsible for the oversight of the Company and its advanced product development, engineering design and analysis, on-highway engineering, applied engineering, emissions and certification, Waterford, Michigan engineering operations, program management and product strategic planning. Since joining the Company in 2010 and until his appointment as Chief Technical Officer in March 2021, Mr. Xykis served as Vice President of Engineering for the Company. He has more than 30 years of professional experience in multi-disciplined engineering areas including senior management and executive positions at various companies including Cummins Inc., a publicly-traded company on the NYSE, and Generac Power Systems, a publicly-traded company on the NYSE. Mr. Xykis also served as Adjunct Professor of Mechanical Engineering and Mechanics at the Milwaukee School of Engineering and previously served on the audit and compensation committees of the Board of Directors of Image Sensing Systems, a publicly traded company on Nasdaq, from 1996 to 2001. Mr. Xykis has also served on the advisory board of Civil, Environmental, and Geo-Engineering, College of Science and Engineering, University of Minnesota for the past nine years.

Mr. Xykis holds a bachelor’s degree in Structural Engineering, a master’s degree in Vibration/Dynamics, and a PhD. in Structural/Applied Mechanics from the University of Minnesota, Minneapolis.

Xun (Kenneth) Li was appointed as the Chief Financial Officer on August 26, 2022. Mr. Li is an accomplished executive who has more than 20 years of professional experience in the areas of finance, accounting, financial planning and analysis, internal controls and strategy, among others. Most recently, Mr. Li served as Chief Financial Officer for ND Paper, a leading pulp, packaging and paper company, from 2020 to August 2022, where he was a member of the executive leadership management team with primary responsibility for finance, accounting, tax, auditing, treasury, risk management, internal audit, and strategic planning, among other areas, and served as a strategic advisor to the Chief Executive Officer. Prior to this role, Mr. Li was with Caterpillar Inc., a publicly traded company on the NYSE, from 2008 through 2020, where he served in various financial leadership positions, the most recent of which was chief financial officer of the global mining machine product group from 2013 to 2020. Prior to Caterpillar, Mr. Li was with Ford Motor Company, a publicly traded company on the NYSE, where he held finance leadership roles of increasing responsibility, from 2003 to 2008.

Mr. Li earned a Master of Business Administration degree with high distinction and a Master of Science (M.S.) degree in Accounting, both from the University of Michigan. He also holds an M.S. in Mechanical Engineering from the University of Oklahoma and a Bachelor of Science degree in Mechanical Engineering from Shanghai JiaoTong University. Mr. Li is also a Certified Public Accountant in the state of Illinois.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

The Board has determined that the Company is a “controlled company,” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules. The Board has based this determination on the fact that Weichai currently owns a majority of the Company’s outstanding Common Stock. Under the Nasdaq rules, a company where more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including:

•	a Board consisting of a majority of independent directors;

•	a Nominating Committee composed entirely of independent directors; and

•	a Compensation Committee composed entirely of independent directors.

In addition to the Nasdaq independence requirements, the Company also applies the independence guidelines set forth in its Corporate Governance Guidelines, which are available on the Company’s website at www.psiengines.com in the “Investors” section, under “Governance” and which are substantially similar to the Nasdaq’s director independence requirements and “controlled company” exemptions. Consistent with this requirement, based on the review and recommendation of the Nominating Committee, the Board reviewed all relevant identified transactions or relationships between each of the Company’s directors, former directors, or any of their family members, and PSI, the Company’s senior management and the Company’s independent registered public accounting firm, and has affirmatively determined that each of Messrs. He, Landini and Simpkins meet the standards of independence under the applicable Nasdaq listing standards and that Ms. Shea is expected to also meet such standards of independence, should she be elected to the Board. In making this determination, the Board found Messrs. He, Landini and Simpkins to be free of any relationship that would impair his individual exercise of independent judgment with regard to the Company and that Ms. Shea is expected to also be free of such relationships, should she be elected to the Board. The Board has also determined that each member of its Audit Committee is independent under Nasdaq Rule 5605(a)(2) and that Ms. Shea is expected to also be independent under such rule, should she be elected to the Board. The Board found that Messrs. Jiwen Zhang, Kui Jiang, Gengsheng Zhang and Yu are not independent under the applicable Nasdaq listing standards.

Board Leadership Structure

The Board is led by a non-executive Chairman, Mr. Jiwen Zhang. The Company believes that such leadership structure is appropriate in light of the differences between the roles of Chairman and CEO. The CEO is responsible for day-to-day leadership and performance. The Chairman is responsible for setting the strategic direction of the Company and has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board recognizes that other leadership structures could be appropriate depending on the circumstances and, therefore, regularly re-evaluates this structure.

Role of the Board in Risk Oversight

The Board and its committees have an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company, however, the Audit Committee and the Board review a risk assessment of the Company on a regular basis. While it is not possible to identify and mitigate all potential risks, the Board relies on the representations of management and the external audit of the financial statements to provide comfort on the Company’s ability to manage its risks. Management’s discussion of current risk factors is set forth in the Company’s Annual Report.

The Board has undertaken a succession planning process with respect to our Chief Executive Officer. The Board believes such planning is important for ensuring continuity in the event of a planned or unplanned transition, and is committed to finding the right leader, while remaining focused on achieving a successful long-term outcome for the Company and its shareholders.

Meetings of the Board of Directors

PSI’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of PSI’s business through discussions with PSI’s CEO and other officers and employees, by reviewing materials provided to them during visits to the Company’s offices and by participating in meetings of the Board and its committees.

The Board held a total of 13 meetings in 2024. The standing committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board established the Strategic Committee in May of 2023 for the purpose of overseeing strategic initiatives of the Company. During 2024, the Audit Committee held seven meetings, the Compensation Committee held seven meetings, the Nominating Committee held two meetings and the Strategic Committee held 11 meetings. The charter for each of the standing Board committees is posted on the Company’s website at www.psiengines.com under “Investors” and then “Governance”. The information on the Company’s website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

All directors attended 75% or more of the combined total number of meetings of the Board and the Board committees on which they served during 2024, and seven of the then-serving members of the Board attended the annual meeting of stockholders in 2024. The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings of stockholders.

The following table provides membership for each of the Board committees as of May 30, 2025:

Name	Audit		Compensation		Strategic		Nominating
Jiwen Zhang, Chairman of the Board					X	*
Kui Jiang			X				X	*
Frank P. Simpkins	X	*			X		X
Kenneth W. Landini	X
Hong He	X		X	*
Gengsheng Zhang					X		X
Fuzhang Yu			X

*	Committee Chair

Should Ms. Shea be elected to the Board at the Annual Meeting, the Board expects to appoint her as a member of the Audit Committee.

Committees of the Board

Below is a description of each committee of the Board.

Audit Committee

The Company has a separately designated Audit Committee. Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Simpkins, the chair of the Audit Committee, and Messrs. He and Landini each qualify as an “audit committee financial expert” as defined in applicable SEC rules because he, as applicable, meets the requirement for past employment experience in finance or accounting, and requisite professional certification in accounting or comparable experience. The Board has determined that each of Messrs. Simpkins, He and Landini meets the independence requirements for audit committee members under the Nasdaq rules, and therefore, the Audit Committee is composed entirely of independent directors. The Board also expects that Ms. Shea will meet such standards of independence, should she be elected to the Board and appointed to the Audit Committee, and therefore expects that the Audit Committee will continue to be composed entirely of independent directors. The responsibilities of the Audit Committee include:

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements;

•

discussing analyses prepared by management or the independent registered public accounting firm concerning significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	annually reviewing and approving the Audit Committee report required by SEC rules to be included in the Company’s annual proxy statement;

•	discussing and reviewing with management, on a quarterly basis, major financial risk exposure and risk management policies;

•	monitoring the independence of the independent registered public accounting firm;

•

meeting with the independent registered public accounting firm (without the presence of management) quarterly to discuss any audit problems or difficulties and management’s responses to such efforts to resolve the problems;

•	reviewing and approving all related party transactions and resolving conflicts of interest questions;

•	reviewing cybersecurity risk management process and strategies;

•	appointing, replacing, or terminating the independent registered public accounting firm;

•	assuring the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	pre-approving all audit services and permitted non-audit services to be performed by PSI’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•

reviewing with management and the independent registered public accounting firm the report of the independent auditor on PSI’s financial statements and the report of management on PSI’s internal control over financial reporting;

•

reviewing the independent registered public accounting firm report describing its internal quality- control procedures and any known deficiencies, as well as any issues disclosed in its most recent part 1 of the Public Company Accounting Oversight Board’s (“PCAOB”) inspection report of the firm;

•	reviewing with the independent registered public accounting firm and management the audit plan including the scope of the audit and the general audit approach;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for hiring employees and former employees of the independent registered public accounting firm;

•	establishing and overseeing the internal audit function;

•	reviewing earnings releases;

•	conducting an evaluation of the committee’s performance and reporting its results to the Board;

•

reviewing and discussing disclosures made by the Company’s CEO and CFO during the certification process for the Company’s annual reports and quarterly reports regarding the effectiveness of disclosure controls and procedures and significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting; and

•	reviewing and discussing with management the Company’s compliance with financial covenants in its credit facility, as well as any material debt instruments issued by any of the Company’s subsidiaries.

The Audit Committee may delegate any of its responsibilities to the Chair or to a subcommittee of the Audit Committee to the extent permitted by applicable law.

Compensation Committee

The Compensation Committee is responsible for overseeing matters relating to compensation of PSI’s CEO and other executive officers and employees, including the administration of incentive-based and equity-based compensation plans. The responsibilities of the Company’s Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of PSI’s CEO and in consultation with the CEO, the Company’s other executive officers;

•

in connection with reviewing the performance of the CEO and the Company’s other executive officers in light of established goals and objectives, the Committee shall report its conclusions and any recommendations to the Board;

•	reviewing and making recommendations to the Board regarding all compensation of PSI’s CEO and all other executive officers;

•	reviewing and making recommendations to the Board regarding all employment, severance and change-in-control agreements for the CEO and all other executive officers;

•	approving grants of options and other equity awards to the Company’s CEO and all other executive officers, directors and all other eligible individuals;

•

reviewing and making recommendations to the Board regarding the Company’s equity-based compensation plans and administering and determining all awards granted under such equity-based compensation plans;

•	reviewing and approving the creation or revision of the Company’s clawback policy;

•	making recommendations to the Board regarding director compensation;

•	selecting, retaining, paying and terminating compensation consultants to assist with the execution of its duties;

•	conducting an evaluation of the committee’s performance and reporting its results to the Board; and

•

if applicable, reviewing and discussing the Compensation Discussion & Analysis section in the Company’s annual report or annual meeting proxy statement with the Company’s executive officers and recommending whether it should be included in such proxy statement or annual report.

The Compensation Committee may delegate any of its responsibilities to the Chair or to a subcommittee of the Compensation Committee to the extent permitted by applicable law.

Compensation Committee Interlocks and Insider Participation

The Company has a separately designated Compensation Committee consisting of Mr. He, the Chair, Mr. Jiang and Mr. Yu. None of Mr. He, Mr. Jiang or Mr. Yu, the members of the Compensation Committee, was an officer or employee of the Company during the Company’s last fiscal year or had any relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. There are no interlocking relationships requiring disclosure by the Company pursuant to Item 407(e)(4)(iii) of Regulation S-K.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board and to assist the Board in developing and ensuring compliance with the Company’s foundational and corporate governance documents.

The responsibilities of the Company’s Nominating Committee include:

•	determining qualifications, qualities, skills and other expertise required to be a director and developing criteria to be considered in selecting nominees for independent directors;

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company (as a result of vacancies);

•

evaluating the re-nomination and continuing service of incumbent directors, as impacted by factors including retirement, changes in principal employment or primary occupation, conflicts of interest and attendance;

•	overseeing succession planning of executive management;

•	periodically reviewing and making recommendations to the Board regarding the size, function, structure and operation of the Board;

•	recommending to the Board the appointment of the members and chair of each committee;

•	overseeing the evaluation of the Board and other committees and evaluating performance of the committee annually;

•	developing and recommending to the Board for approval standards for determining whether a director has a material relationship with the Company;

•

reviewing any director resignation letter tendered in accordance with the Company’s director resignation policy and evaluating and recommending to the Board whether such resignation should be accepted;

•

reviewing requests from directors or executive management in advance of accepting an invitation to serve on the Board of another public company, to serve on the audit committees of more than three public companies, or to engage in significant commitments involving affiliation with other businesses or governmental units;

•	reviewing and reporting to the Board with regard to matters of corporate responsibility and sustainability performance; and

•	reviewing and recommending any changes to the Company’s corporate governance policies and practices and overseeing compliance with the requirements therein.

The Nominating Committee may delegate any of its responsibilities to the Chair or to a subcommittee of the Nominating Committee to the extent permitted by applicable law. The Nominating Committee will consider any director candidates recommended by stockholders. Qualifications that the Nominating Committee believes must be met by a director candidate are discussed below under the heading “Director Nominations.”

Strategic Committee

In May 2023, the Board established the Strategic Committee to develop and carry out the strategic initiatives of the Company. The responsibilities of the Company’s Strategic Committee include:

•	developing and recommending strategic plans and initiatives;

•	overseeing the allocation of resources, including financial, human, and other resources to effectively support the Company’s strategic objectives;

•	monitoring progress toward strategic goals and reporting such findings to the Board;

•	managing risks, including identifying, assessing, and mitigating risks to the strategic objectives; and

•	overseeing the Company’s communication and stockholder engagement strategies.

Director Nominations

The Board has delegated to the Nominating Committee the responsibility of identifying, screening and recommending candidates to the Board. The Nominating Committee considers, without limitation, a potential candidate’s independence, skills, qualifications, qualities and other expertise required to be a director (the “Director Criteria”). These qualifications may vary from year to year depending on the needs of the Company at the time.

The Director Criteria should not be construed as minimum qualifications for director selection, potential candidates are not expected to possess all of the Director Criteria identified. Rather, the Director Criteria represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of the Board.

The Company’s Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the Director Criteria and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of Director Criteria required for the effective functioning of the Board, considering PSI’s strategy and the regulatory, geographic and market environments.

The Nominating Committee will consider candidates proposed by stockholders to be potential director nominees. Stockholders wishing to nominate a candidate for consideration by the Nominating Committee as a director nominee should provide the name of any recommended candidate, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock to the attention of the Company’s CEO at 201 Mittel Drive, Wood Dale, Illinois 60191, and otherwise follow the Company’s nominating process described in the Company’s Bylaws. The Nominating Committee’s policy is to evaluate director nominees proposed by stockholders in the same manner that all other director nominees are evaluated. The Company may, in the future, pay a third-party a fee to assist it in the process of identifying and/or evaluating director candidates.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to the Company’s CEO at 201 Mittel Drive, Wood Dale, Illinois 60191. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of the Company’s shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by the Company’s CEO to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by PSI’s CEO to be appropriate for presentation to the Board or such director will be submitted to the Chairman of the Board, the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of PSI’s employees, officers and directors, including those officers responsible for financial reporting. The Code is available on the Company’s website at www.psiengines.com under “Investors” and then “Governance.” The information on the Company’s website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Insider Trading Policy; Hedging and Pledging
The Company has an Insider Trading Compliance Policy (the “Policy”), as last updated on August 8, 2024, that sets forth terms, conditions, timing, limitations, and prohibitions with respect to trading in the Company’s securities. The Insider Trading Policy prohibits all “Covered Persons” (defined below) from trading in the Company’s securities while in possession of material nonpublic information. In addition, the Policy explicitly prohibits the following activities by Covered Persons, even in instances where the transaction could be completed pursuant to an arrangement that complies with
Rule 10b5-1(c) of
the Exchange Act:

•	Short selling (i.e., selling Company securities you do not own at the time of sale);

•	Buying or selling put options, call options or other derivative securities relating to the Company on a securities exchange or in any other organized securities market;

•	Engaging in hedging transactions, such as “costless collars” and forward sale contracts;

•	Purchasing Company securities on margin; or

•	Pledging the Company’s stock and/or borrowing against it in a margin account.
For purposes of the Policy, “Covered Persons” include any employee who has obtained material, non-public
information, as well as the Company’s directors, executive officers (including named executive officers), vice presidents and employees working in the Company’s finance and accounting groups, and any other persons designated as Covered Persons by the Insider Trading Compliance Officer or the Board.
Clawback Policy
The Company has adopted a Clawback Policy that is intended to be consistent with Section 10D of the Exchange Act and Rule
10D-1
promulgated thereunder and Nasdaq Listing Rule 5608 (“Nasdaq Rule 5608”). In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Clawback Policy provides that the Company will require recoupment of the excess amount of certain incentive compensation received by certain covered executives during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish PSI with copies of all Section 16(a) forms they file.
To the Company’s knowledge, including PSI’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except the following reports: (i) four Form 4s filed on July 29, 2024, September 24, 2024, October 29, 2024 and December 30, 2024 (reporting three, three, one and three transactions, respectively) for Gary Winemaster; (ii) two Form 4s filed on May 24, 2024 and October 9, 2024 (reporting three and nine transactions, respectively) for C. Dino Xykis; and (iii) two Form 4s filed on March 15, 2024 and April 29, 2024 (reporting two and two transactions, respectively) for Neil Gagnon, who beneficially owned more than ten percent of the Common Stock at that time.

Director Compensation

For 2024, PSI directors generally received the following compensation for their services as members of the Board:

•	A cash retainer of $50,000 per year;

•	An additional cash retainer of $25,000 per year to the Chairman of the Board and the Chair of the Audit Committee;

•	An additional cash retainer of $15,000 per year to the Chair of the Compensation Committee;

•	5,000 shares of restricted stock per year; and

•	Meeting fees of $1,500 per day for each Board and Board committee meeting.

The Company also reimburses directors for necessary and reasonable travel and other related expenses incurred in connection with the performance of their official duties and attendance at each meeting of the Board or any Board committee.

The table below summarizes the compensation paid to each director for their service on the Board for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Jiwen Zhang	$109,500	—	$109,500
Shaojun Sun(2)	$47,258	—	$47,258
Frank P. Simpkins	$124,500	$117,213	$241,713
Kenneth W. Landini	$80,000	$117,213	$197,213
Hong He	$99,578	$117,213	$216,791
Gengsheng Zhang(3)	—	—	—
Fuzhang Yu(3)	—	—	—
Kui Jiang(4)	$52,742	—	$52,742

(1)

Reflects the aggregate grant date fair value of restricted stock granted to Messrs. Simpkins, Landini and He on December 12, 2024, which will vest on July 10, 2025, and related to their 2024 Board service. The grant date fair value is computed in accordance with FASB ASC Topic 718. As of December 31, 2024 Messrs. Simpkins, Landini and He each had 5,000 outstanding shares of restricted stock.

(2)	On May 23, 2024, Mr. Sun resigned as member of the Board, effective as of that date.
(3)	Mr. Gengsheng Zhang and Mr. Fuzhang Yu did not earn any fees for their 2024 Board and Committee services.
(4)

Mr. Jiang was appointed to the Board effective May 23, 2024 and will continue to serve until the Company’s 2025 annual meeting of stockholders or until his successor is duly elected and qualifies. Mr. Jiang has earned fees for his 2024 Board and Committee services but not been paid such fees.

EXECUTIVE COMPENSATION

The named executive officers for the year ended December 31, 2024 were:

•	C. (Dino) Xykis, CEO and Chief Technical Officer; Former Interim CEO;

•	Xun (Kenneth) Li, CFO; and

•	Randall Lehner, General Counsel.(1)

(1)	Mr. Lehner and the Company mutually agreed to terminate the Lehner Employment Agreement, effective April 24, 2025.

Summary Compensation Table

The table below summarizes our named executive officers’ compensation for the services rendered to the Company, in all capacities, for the years ended December 31, 2024, and 2023.

Name and Principal Position	Year	Salary	Bonus(1)	Option/ SAR Awards	Nonequity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
C. (Dino) Xykis	2024	$539,846	$71,985	—	$534,674	$62,728	$1,209,233
Chief Executive Officer	2023	$472,692	$317,681	$216,542	$383,827	$58,540	$1,449,282
Xun (Kenneth) Li	2024	$385,851	$38,585	—	$264,166	$14,574	$703,176
Chief Financial Officer	2023	$368,308	$72,273	—	$209,935	$10,314	$660,830
Randall Lehner(4)	2024	$282,692	$38,500	—	$201,624	$19,508	$542,324
General Counsel	2023	—	—	—	—	—	—

(1)

The amounts reported for each named executive officer in this column for 2024 include (i) for Mr. Xykis: (a) $53,985 for the payment of the 2024 LTI Plan, which is described below under “Long Term Incentive Plan”, and (b) $18,000 for retro payment related to lost wages from 2016; (ii) for Mr. Li: (a) $38,585 for the 2024 LTI Plan payment; and (iii) for Mr. Lehner: (a) $35,000 for the 2024 LTI Plan payment, and (b) $3,500 as a one-time bonus.

(2)

The amounts reported for each named executive officer in this column for 2024 represent their 2024 Key Performance Indicator (“KPI”) Plan, amounts. A description of the Company’s 2024 KPI plan is which is described below under “2024 Key Performance Indicator Plan;”

(3)

The reported amounts for 2024 in the “All Other Compensation” column include (i) for Mr. Xykis: (a) $2,286 for life insurance premiums, (b) $44,700 for automobile-related expenses (including an automobile and automobile lease allowances), (c) $1,942 for reimbursement of car insurance premiums and gross up of taxes related to reimbursement and (d) $13,800 for 401(k) matching contributions; (ii) for Mr. Li: (a) $774 for life insurance premiums, and (b) $13,800 for 401(k) matching contributions; and (iii) for Mr. Lehner: (a) $311 for life insurance premiums, (b) a car allowance of $8,000 and (c) $11,197 for 401(k) matching contributions.

(4)	Mr. Lehner joined the Company effective March 4, 2024 and Mr. Lehner and the Company mutually agreed to terminate the Lehner Employment Agreement, effective April 24, 2025.

Employment Agreements with Named Executive Officers

C. (Dino) Xykis. In connection with Mr. Xykis’ appointment as CEO and Chief Technical Officer on April 24, 2023, Mr. Xykis and the Company entered into an employment agreement, effective April 24, 2023 (the “Xykis Employment Agreement”), which supersedes his previous employment-related agreements with the Company. The Xykis Employment Agreement provides for the following: (a) an annual base salary of $525,000; (b) eligibility to participate in any KPI plan, with a target opportunity equal to 70% of his base salary, or as generally determined by the Board for the overall KPI plan; (c) Mr. Xykis’ eligibility to participate in any LTI plan, with a target equal to 60% of his base salary, or as generally determined by the Board for the overall LTI plan; (d) subject to approval by the Compensation Committee, an award of 85,000 SARs with a strike price to be determined at the time of the Compensation Committee’s approval and vesting in essentially three equal installments on the anniversary of the grant date, subject to Mr. Xykis’ continued employment in good standing as of each vesting date (which award was granted on April 25, 2023); (e) an automobile allowance of $1,975 per month towards his automobile lease, $1,750 per month towards the cost of gasoline for travel as long as Mr. Xykis commutes from his current home to the Company’s headquarters, and reimbursement for reasonable amounts spent on auto insurance for the leased vehicle capped at $2,500 per year; and (f) Mr. Xykis’ eligibility to participate in all Company employee benefit programs for which senior employees of the Company are generally eligible. If the Company terminates Mr. Xykis without cause (as defined in the Xykis Employment Agreement), in addition to payment of any accrued obligations, Mr. Xykis would be eligible to receive severance, subject to his execution and non-revocation of a general release of claims in favor of the Company, consisting of: (i) any determined, but unpaid, KPI or LTI bonus relating to the fiscal year prior to the fiscal year of termination; (ii) any prorated KPI or LTI bonus for the fiscal year in which his termination occurs once determined by the Board; (iii) 12 months of base salary continuation payments; and (iv) subject to his election to receive COBRA health insurance, payment by the Company of a proportional share of the premiums owed by Mr. Xykis as if he were still employed by the Company for 12 months. If Mr. Xykis is terminated for cause, any outstanding KPI bonus or LTI award, including any not yet paid for the fiscal year prior to the fiscal year of his termination, and any restricted stock units, unexercised stock options and SARs (whether vested or unvested) will be automatically forfeited. The Xykis Employment Agreement contains certain restrictive covenants, including an indefinite confidentiality provision and IP assignment provision, and non-competition and non-solicitation covenants applicable for one-year post-termination.

As stated above, and as previously disclosed, the Xykis Employment Agreement supersedes his prior employment-related agreements with the Company, including the letter agreement he and the Company entered into on June 15, 2022 related to his appointment as the Company’s Interim CEO, the terms of which were in addition to the terms of his employment agreement with the Company, dated March 15, 2021, that remained in full force and effect and continued to govern his role as the Company’s Chief Technical Officer. For purposes of Mr. Xykis’ 2022 compensation, the Interim CEO letter agreement provided that (i) in addition to his salary, he would receive a bonus paid semi-monthly in the amount of $5,000 per month from June 1, 2022 until such time as a successor CEO was appointed by the Board (the “Interim CEO Term”), subject to an aggregate minimum bonus payment of $25,000 on a pre-tax basis (the “Minimum Bonus Payment”), and (ii) that he was also eligible to receive an award of 3,333 SARs per month during the Interim CEO Term (the “SARs Award”), subject to certain conditions, with an initial award of 20,000 SARs (the “Minimum SARs Award”) as part of the SARs Award due to vest on the one-year anniversary of the grant date, subject to Mr. Xykis’ continued service with the Company through the vesting date. As the Interim CEO Term was greater than 6 months, pursuant to the terms of the letter agreement, Mr. Xykis also received any additional grant of 16,663 SARs as part of the SARs Award granted on April 25, 2023, which vests on the one-year anniversary of the grant date, subject to Mr. Xykis’ continued service with the Company through the vesting date.

Xun (Kenneth) Li. On August 29, 2022, Mr. Li entered into an employment agreement with the Company, effective August 29, 2022 (the “Li Employment Agreement”), related to his employment as CFO. The Li Employment Agreement provides for (i) an annual base salary of no less than $360,000; (ii) a sign-on bonus of $20,000 (subject to reimbursement from Mr. Li if he voluntarily resigns within 1 year from the effective date of his employment); (iii) eligibility to participate in the Company’s KPI plan at a target amount equal to 50% of his base salary or as determined by the Board (with eligibility for 2022 on a prorated basis); (iv) eligibility to participate in any Company LTI plan with a target LTI bonus equal to 60% of his base salary or as generally determined by the Company for the overall LTI plan (with eligibility to participate in the stay portion of the LTI Plan on a prorated basis); and(v) eligibility to receive an award of 30,000 SARs with a strike price determined at the close of business on the day of the Compensation Committee’s approval (i.e., the grant date), vesting in four equal installments on the anniversaries of the grant date subject to Mr. Li’s continued employment with the Company through the vesting date (which award was granted on September 2, 2022). Pursuant to the Li Employment Agreement, Mr. Li is also eligible to participate in the Company’s employee benefit programs on the same basis as its other employees. In the event that Mr. Li’s employment is terminated by the Company without cause (as defined in the Li Employment Agreement), he will be entitled to receive (i) severance equal to his base salary for 6 months if his employment period is less than 48 months, and for 12 months if his employment period is 48 months or longer, subject to his execution and non-revocation of a general release in favor of the Company, and (ii) payment for any KPI bonus or LTI award related to the fiscal year in which the termination occurs, if any, which may be prorated based on when his termination date occurs during the fiscal year. If Mr. Li is terminated for cause, any outstanding KPI bonus or LTI award, including any not yet paid for the fiscal year prior to the year of his termination, and any restricted stock units, unexercised stock options and SARs (whether vested or unvested) will be automatically forfeited. Mr. Li’s employment agreement contains certain restrictive covenants, including an indefinite confidentiality provision and IP assignment provision and non-competition and non-solicitation covenants applicable for one-year post-termination.

Randall Lehner. On February 8, 2024, the Company entered into an employment agreement with Mr. Lehner (the “Lehner Employment Agreement”). The Lehner Employment Agreement provides that Mr. Lehner’s employment is “at will” and may be terminated at any time by either party. The Lehner Employment Agreement provides for: (i) an annual base salary of $350,000, subject to increase from time to time; (ii) eligibility to participate in the Company’s Key Performance Indictor Plan (the “KPI”) at a target amount equal to 50% of his base salary; (iii) eligibility to participate in the Company’s Long Term Incentive Plan (the “LTI”) with a target LTI bonus equal to 60% of his base salary; and (iv) eligibility to receive a vehicle allowance of $800 per month. In the event that Mr. Lehner’s employment is terminated by the Company without Cause (as defined in the Lehner Employment Agreement) during the employment term, he will be entitled to receive, among other things, (i) severance equal to base salary for nine months if his employment period is less than 48 months, and for one year if his employment period is 48 months or longer; and (ii) any unpaid awarded KPI and LTI bonuses. The Lehner Employment Agreement restricts Mr. Lehner from competing with the Company during the term of the agreement and for one year after termination of his employment with the Company. The Lehner Employment Agreement also restricts Mr. Lehner from soliciting the Company’s customers or employees during the term of the agreement and for one year after termination of his employment with the Company.

Mr. Lehner and the Company mutually agreed to terminate the Lehner Employment Agreement, effective April 24, 2025 (the “Effective Date”), and entered into a Separation Agreement and Release (the “Separation Agreement”), effective as of the Effective Date, pursuant to which Mr. Lehner became entitled to receive: (a) $350,000, which is equal to 12 months of pay at Mr. Lehner’s then-current annual salary, (b) $19,200, which is equal to 24 months of Mr. Lehner’s then-current car allowance, (c) $38,125.82 in additional consideration and (d) subject to his election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 12 months after the Effective Date. Under the Separation Agreement, Mr. Lehner provided customary broad form releases and agreed to confidentiality obligations and other covenants to the Company.

Long-Term Incentive Plan

The Company established an LTI Plan for the period January 1, 2023 to December 31, 2025. Pursuant to the LTI Plan, executives, including the named executive officers, are eligible to receive a target incentive amount (which target incentive amount is equal to 60% of the executive’s base salary), with (i) 50% of the target incentive amount to be received as an incentive that is not tied to performance conditions and (ii) the remaining 50% of the target incentive amount subject to the Company’s performance against a performance indicator based on net income over the three-year performance period. The 50% of the guaranteed target incentive amount (equal to 30% of the executive’s base salary) vests in equal annual installments as follows: (i) one-third vested on December 31, 2023 to be paid out in the first quarter of 2024; (ii) one-third vests on December 31, 2024 to be paid out in the first quarter of 2025; and (iii) one-third vests on December 31, 2025 to be paid out 30 days after 2025 audit results are approved by the Audit Committee. A full description of the Company’s LTI Plan is available at Exhibit 10.35, “Description of Long-Term Incentive Plan” to the Company’s Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024.

2024 Key Performance Indicator Plan

The named executive officers were eligible to earn a cash incentive award for 2024 under the Company’s KPI plan established for 2024 (the “2024 KPI Plan”). For 2024, the annual target incentive opportunity for each named executive officer as a percentage of his or her base salary for the year was 70% for Mr. Xykis, 50% for Mr. Li, and 50% for Mr. Lehner, with their individual cash incentive awards weighted as follows: (i) for Mr. Xykis, 80% was tied to Company performance relative to the Company performance metrics and 20% was tied to individual performance; and (ii) for Mr. Li and Mr. Lehner, 70% was tied to Company performance relative to the Company performance metrics and 30% was tied to individual performance.

The following two separately weighted performance metrics were established as the Company’s performance metrics under the 2024 KPI Plan: (i) gross revenue and (ii) net income. Weightings, performance thresholds and payout ranges are shown in the table below with no payout earned for performance below the threshold. Set forth in the table below are the weightings, performance thresholds and payout ranges for each Company performance metric (dollars in millions).

Performance Payout Threshold (interpolation used between these points)	Revenue (in millions) (40% of Goal)	Net Income (in millions) (60% of Goal)
0% of Target	$367	$21
100% of Target	$500	$28
200% of Target	$600	$38

The Company’s 2024 performance in relation to the 2024 KPI Plan’s Company performance metrics resulted in the Company’s performance metrics being achieved at approximately 153.0% of target, as shown below (dollars in millions).

Performance Metric	Weighting (%)	2024 Actual Performance (in millions)	Earned (%)	Achieved (%)
Revenue	40%	$476	82%	33%
Net Income	60%	$69	200%	120%
Total Company Performance Achievement	100%			153%

Each named executive officer’s award under the 2024 KPI Plan is shown above in the “Nonequity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Outstanding Equity Awards at 2024 Year-End

The table below shows outstanding SAR awards as of December 31, 2024, held by each named executive officer. No stock awards remained outstanding for any named executive officers as of December 31, 2024.

	Option/SAR Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/SAR Exercise Price ($)	Option/SAR Expiration Date
C. (Dino) Xykis	16,663	(1)	—		2.99	April 25, 2033
	28,333	(2)	56,667	(2)	2.99	April 25, 2033
Xun (Kenneth) Li	15,000	(3)	15,000	(3)	2.00	September 2, 2032
Randall Lehner	—		—		—	—

(1)	The amount reported represents Mr. Xykis’ outstanding SAR award, effective March 25, 2023, under the 2012 Plan, which vested and became exercisable on April 25, 2024.
(2)

The amount reported represents Mr. Xykis’ outstanding SAR award, effective March 24, 2023, under the 2012 Plan, which vests and becomes exercisable in three equal installments on April 25, 2024, April 25, 2025 and April 25, 2026.

(3)

The amount reported represents Mr. Li’s outstanding SAR award, effective September 2, 2022, under the 2012 Plan, which vests and becomes exercisable in four equal installments on September 2, 2023, September 2, 2024, September 2, 2025 and September 2, 2026.

Potential Payments Upon Termination or Change in Control

As of December 31, 2024, the Company had employment agreements with Messrs. Xykis, Li and Lehner that provided for payments upon termination without “cause.” A summary of the payments that Messrs. Xykis’, Li’s and Lehner’s employment agreements provide for upon a termination without “cause” is summarized above under the heading, “Employment Agreements with Named Executive Officers.”

Other than these arrangements and accelerated vesting of equity awards under the 2012 Plan, the Company currently does not have any compensatory plans or arrangements in place that provide for any payments or benefits upon the resignation, retirement or any other termination of any of the named executive officers, as the result of a change in control, or from a change in any named executive officer’s responsibilities following a change in control.

Pay Versus Performance
In August 2022, the SEC released the final version of its pay versus performance disclosure rules as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other official guidance issued thereunder, and which became effective starting with fiscal year ended December 31, 2022. The final rules were codified under Item 402(v) of Regulation
S-K
(along with other official guidance issued, “PvP disclosure rules”) and require the Company to provide the following tabular and narrative disclosures.
In accordance with the PvP disclosure rules, the below sets forth the following for the previous three years (i) the total compensation set forth in the Summary Compensation Table (“SCT”) for the individuals serving as the Company’s principal executive officer (“PEO”) and the non-PEO
named executive officers (“NEOs”); (ii) the total and average “compensation actually paid” (“CAP”) by the Company to the PEO and the non-PEO
NEOs as a group, respectively; (iii) the Company’s cumulative total shareholder return (“Cumulative TSR”); and (iv) the Company’s Net Income.
2024 Pay versus Performance Table

Year(a) (1)	SCT Total for PEO (Xykis)(b)	Compensation Actually Paid to PEO (Xykis)(c) (2)	SCT Total for PEO (Arnett)(b)	Compensation Actually Paid to PEO (Arnett)(c) (2)	Average SCT Total for Non- PEO NEOs(d) (3)	Average Compensation Actually Paid to Non- PEO NEOs(e) (2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(f) (4)	Net Income (g) (thousands)
2024	$1,209,233	$2,728,721	—	—	$622,750	$888,033	$992	$69,279
2023	$1,449,282	$1,343,079	—	—	$496,768	$487,073	$68	$26,306
2022	$702,951	$724,577	$695,192	$486,409	$295,907	$305,572	$100	$11,270

(1)
Mr. C. (Dino) Xykis served as Interim PEO during part of 2022. Mr. Lance M. Arnett served as PEO during part of 2022. For 2023, Messrs. Xun (Kenneth) Li and Randall Lehner, served as non-PEO
NEOs. For 2022, Messrs. Xun (Kenneth) Li, Matthew Thomas, and Ms. Junhua Gu, served as non-PEO
NEOs.

(2)
Represents CAP for the PEOs and the average CAP for the
non-PEO
NEOs as a group, computed in accordance with the PvP disclosure rules. The dollar amounts do not reflect the amounts of compensation ultimately earned or realized by the
PEOs or
non-PEO
NEOs during the covered years.

(3)	Amounts reflected in this column represent the average “Total” compensation from the SCT for the non-PEO NEOs as a group.
(4)
Amounts reflected in these columns represent the Company’s Cumulative TSR for each measurement period from December 31, 2020 through December 31, 2024. Dividends are assumed to be reinvested. The resulting amounts assume that $100 was invested on December 31, 2020 in the Company’s Common Stock.

CAP is determined by taking the “Total” column amount from the
SCT
for each covered fiscal year and adjusting as follows for the PEOs (Xykis for 2024 and 2023; Xykis and Arnett for 2022) and
non-PEO
NEOs (Li and Lehner for 2024; Li and Gu for 2023; Li, Thomas and Gu for 2022):

Adjustments to Determine CAP for PEO (Xykis)
Covered Fiscal Year	2024	2023	2022
SCT Total for PEO (Xykis)	$1,209,233	$1,449,282	$702,951

Pension Adjustments (i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—

Adjustments to Determine CAP for PEO (Xykis)
Covered Fiscal Year	2024	2023	2022
Equity Adjustments (ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	—	($216,542)	($28,397)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	—	$136,228	$46,780
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	$154
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	$1,518,022	($6,032)	$2,949
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	$1,466	($19,857)	$140
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—	—	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—

TOTAL ADJUSTMENTS	$1,519,488	($106,203)	$21,626

CAP	$2,728,721	$1,343,079	$724,577

Covered Fiscal Year	2022
SCT Total for PEO (Arnett)	$695,192

Pension Adjustments (i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—
Add pension value attributable to covered fiscal year’s “service cost”	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—
Equity Adjustments (ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	($2,677)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$2,606
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$668
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	$6,283
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	$3,437

Covered Fiscal Year	2022
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	($219,100)
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—

TOTAL ADJUSTMENTS	($208,783)

CAP	$486,409

Covered Fiscal Year	2024	2023	2022
Average SCT Total for Non-PEO NEOs	$622,750	$496,768	$295,907

Pension Adjustments (i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—

Equity Adjustments (ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	—	—	($15,069)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	—	—	$24,734
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	$202,685	($9,662)
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	$62,598	($33)	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—	—	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—

TOTAL ADJUSTMENTS	$265,283	($9,695)	$9,665

CAP	$888,033	$487,073	$305,572

(i)	We do not sponsor or maintain any defined benefit pension plans and therefore no adjustments were made related to pension value.

(ii)
The fair value or incremental fair value of all incentive equity awards is determined in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation,” generally using the same assumptions used in determining the grant date fair value of the Company’s equity awards reflected in the
“Summary Compensation
Table
”
; provided, in order to properly value the SAR awards using the Black-Scholes model the Company uses for such grant date fair value, the Company made appropriate adjustments to the grant date assumptions to reflect changes in the historical and implied stock price volatility, expected life (including adjustments for the time that lapsed between grant date and valuation date), dividend yield and risk-free interest rates as of each measurement date.

All information provided above under the “Pay Versus
Performance
” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of May 30, 2025, by:

•	each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each named executive officer and each director; and

•	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of Common Stock is based on 23,008,511 shares of Common Stock issued and outstanding as of May 30, 2025.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock
Directors:
Hong He	28,750	*
Kui Jiang	—	—
Kenneth W. Landini	59,000	*
Courtney C. Shea	—	—
Frank P. Simpkins	40,000	*
Fuzhang Yu	—	—
Gengsheng Zhang	—	—
Jiwen Zhang	—	—
Executive Officers:
C. Dino Xykis(2)	80,327	*
Xun (Kenneth) Li(3)	14,292	*
Randall Lehner	—	—
All executive officers and directors as a group (10 individuals)(2)(3)(4)	222,369	*
Parties owning beneficially more than 5% of the outstanding shares:
Kenneth J. Winemaster(5)	2,211,274	9.6%
Gary S. Winemaster(6)	2,184,790	9.5%
Weichai(7)	11,749,759	51.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each individual is 201 Mittel Drive, Wood Dale, Illinois 60191.
(2)	Includes 46,468 shares underlying currently exercisable stock appreciation rights as of May 30, 2025. Such stock appreciation rights may only be settled in cash.
(3)	Includes 14,292 shares underlying currently exercisable stock appreciation rights as of May 30, 2025.
(4)

Includes Mr. Lehner, who mutually agreed with the Company to terminate his employment agreement effective April 24, 2025. Includes 82,446 shares underlying currently exercisable stock appreciation rights as of May 30, 2025.

(5)

According to the Form 4 filed with the SEC on May 16, 2019, Kenneth J. Winemaster beneficially owned 2,211,274 shares of Common Stock directly. Mr. Winemaster served as the Company’s Executive Vice President until January 1, 2022. Open market purchases or sales, if any, by Mr. Winemaster of Common Stock since the date that he ceased serving as the Company’s Executive Vice President are not known by the Company or reported in the table. The business address of Mr. Winemaster is unknown.

(6)

According to the Schedule 13D/A filed with the SEC on April 23, 2025, Gary Winemaster is the beneficial owner of 2,184,790 shares of Common Stock, with the sole power to vote, or direct the vote, and to dispose, or direct the disposition, of 2,184,109 shares of Common Stock and the shared power to vote, or direct the vote, and to dispose, or direct the disposition, of 681 shares of Common Stock. The business address of Mr. Winemaster is unknown.

(7)

According to the Schedule 13D/A filed with the SEC on April 23, 2019, Weichai America Corp. holds shared voting power with respect to 11,749,759 shares of Common Stock and shared dispositive power with respect to 11,749,759 shares of Common Stock with Weichai Power and Shandong Heavy Industry Group Co., Ltd. The business address of Weichai America Corp. is 3100 Golf Road, Rolling Meadows, IL 60008.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, P.C. to continue in its capacity as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, P.C. audited PSI’s financial statements for the years ended December 31, 2023 and 2024.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of BDO USA, P.C. Broker non-votes, if any, will have no impact on this proposal; however, because this is a routine proposal and your broker, bank or other nominee will have discretion to vote your shares on this routine matter, we do not expect any broker non-votes on this proposal. Abstentions will have the same effect as a vote “AGAINST” for this proposal.

Representatives of BDO USA, P.C. are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. More information about our independent registered public accounting firm is available under the heading “AUDIT-RELATED MATTERS” elsewhere in this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Company is seeking the advisory, non-binding approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. The Company most recently received advisory approval of the Company’s executive compensation program at the annual meeting of stockholders in 2024. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about the Company’s executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating the Company’s executive compensation program.

At the 2020 annual meeting of stockholders, a majority of the votes cast voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. The next stockholder advisory vote to approve executive compensation is expected to occur at the 2026 annual meeting of stockholders, and the next advisory vote to determine the frequency of future advisory votes on executive compensation is expected to occur at the 2026 annual meeting of stockholders.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2025 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2024 Summary Compensation Table and the other related tables and disclosures.”

The Company urges PSI’s stockholders to read “Executive Compensation” above, which presents detailed information on the compensation of the Company’s named executive officers.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution. Abstentions will have the same effect as a vote “AGAINST” and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

TO APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2012 INCENTIVE COMPENSATION PLAN TO EXTEND THE EXPIRATION DATE

We are requesting that our stockholders approve an amendment (the “Amendment”) to the Amended and Restated 2012 Incentive Compensation Plan (the “Plan”) to extend the Plan’s expiration date to May 26, 2028. The Plan, which was last amended and restated effective May 26, 2022 (the “Effective Date”), is currently set to expire by its terms on May 26, 2026, which is the fourth anniversary of the Effective Date.

The Amendment extends our ability to make equity awards until the sixth anniversary of the Effective Date, which is May 26, 2028. The Amendment does not increase the number of shares of Common Stock (“Shares”) available for grant under the Plan. Upon recommendation of the Compensation Committee, our Board approved the Amendment on June 4, 2025, subject to approval by our stockholders at the Annual Meeting. The Amendment will become effective if and when approved by stockholders at the Annual Meeting.

The approval of the Amendment, allowing for the continuation of the Plan and the continuing ability to make grants thereunder, is necessary to allow us to continue to make equity awards to attract, retain and motivate our officers, employees, non-employee directors and consultants. Making equity awards is an important part of our overall compensation program as it provides a way for us to link the interests of participants to those of the Company’s stockholders.

Key Aspects of the Amendment

•

Extension of Plan Term. The Board approved an extension of the term of the Plan so that it will now expire on May 26, 2028, the sixth anniversary of the Effective Date, subject to the Company’s stockholders approving the Amendment at the Annual Meeting.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been included as Appendix A to this Proxy Statement and is incorporated by reference herein.

Description of the Plan

Purposes and Eligibility

The purposes of the Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve short- and long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.

Our executive officers, employees, consultants and non-employee directors are eligible to participate in the Plan, including those residing in non-United States jurisdictions. As of May 30, 2025, the closing price of one Share on the Nasdaq Capital Market was $42.37. The Plan is intended to constitute an unfunded plan for incentive compensation and is not subject to the Employee Retirement Income Security Act of 1974 (ERISA) or qualified under Internal Revenue Code (the “Code”) Section 401(a).

Shares Authorized for Issuance

The Amendment does not increase the number of Shares reserved and currently available for issuance under the Plan. Subject to certain adjustments (as set forth in the Plan and as described in more detail below under

“Adjustments”), the maximum aggregate number of Shares reserved and available for issuance pursuant to awards granted under the Plan is equal to the sum of (1) 330,357 (the number of Shares authorized and approved for issuance, but not awarded under the Plan as of the Effective Date), plus (2) any Shares subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied in cash or property other than Shares available for grant under the Plan. If any Shares subject to an award granted hereunder are forfeited or an award otherwise terminates without the delivery of Shares, the Shares subject to the award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. Additionally, if any award is settled in cash, the Shares subject to such award that are not delivered shall again be available for grants under the Plan.

The number of Shares available under the Plan will be reduced by one for each Share delivered as a result of the exercise of a stock option or stock appreciation right or delivered under the terms of another award. With respect to a substitute award or any award that by its terms is payable only in cash, the number of available Shares will not be reduced. The Plan provides that Shares used to pay the exercise price or required tax withholding for an award under the Plan, and Shares repurchased on the open market by the Company with the proceeds of the exercise price of an option, will not again be available for awards under the Plan.

Non-employee Director Compensation Limit

The aggregate grant date fair market value of Shares subject to awards granted during any fiscal year to any eligible non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $500,000.

Administration and Types of Awards

The Plan is administered by the Compensation Committee absent a determination by the Board to delegate such authority to a different Board committee. As plan administrator, the Compensation Committee interprets the Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of Shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards (subject to the minimum vesting requirement of the Plan).

The Compensation Committee also may grant awards to eligible participants residing in non-United States jurisdictions on such terms and conditions different from those in the Plan without an amendment in order to comply with, or take advantage of favorable tax treatment available under the laws of the non-United States jurisdictions where the eligible participant resides. All members of the Compensation Committee and any of our employees acting on the Compensation Committee’s behalf will, to the extent permitted by law, be fully indemnified and protected by our company for any action, determination or interpretation such person makes in good faith with respect to the Plan.

The Plan allows us to grant the following types of awards:

•	options (non-qualified and incentive stock options);

•	stock appreciation rights, or SARs;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	Shares;

•	dividend equivalents;

•	other Share-based or cash-based awards; and

•	substitute awards.

Stock Options. Options may be granted by the Compensation Committee and may be either non-qualified stock options or incentive stock options. However, the maximum number of Shares issued pursuant to options intended to be incentive stock options shall not exceed 330,357 shares. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the Plan). The exercise price for all stock options granted under the Plan will be determined by the Compensation Committee, except that no stock option can be granted with an exercise price that is less than 100% of the fair market value of a Share on the date of grant. Further, no stockholder who owns greater than 10% of our voting Shares will be granted an incentive stock option that has an exercise price less than 110% of the fair market value of a Share on the date of grant.

The term of all stock options granted under the Plan will be determined by the Compensation Committee, generally not to exceed 10 years, and the term of an incentive stock option may not exceed five years for a grant to a stockholder who owns greater than 10% of our voting Shares. No incentive stock option may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded $100,000 (based on the grant date) in incentive stock options that vest in a particular calendar year, any incentive stock options in excess of $100,000 (based on the grant date) that vest during the same year will be treated as non-qualified stock options. Each option gives the participant the right to receive a number of Shares upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the Share acquired on exercise), personal check, wire transfer or, if approved by the Compensation Committee, Shares.

The Plan prohibits the repricing of stock options without stockholder approval. For this purpose, “repricing” means (1) lowering the exercise price of a stock option after it is granted, (2) cancelling a stock option at a time when the exercise price exceeds the fair market value of the underlying Shares in exchange for another award (except in the case of certain adjustments permitted by the Plan and described in the Adjustments section below), and (3) any other action that is treated as repricing under generally accepted accounting principles. The Plan provides that no dividends or dividend equivalents will be payable with respect to stock options.

Stock Appreciation Rights or SARs. The Compensation Committee may grant SARs on a stand-alone basis or in conjunction with stock options granted under the Plan. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per SAR equal to the excess of the fair market value (at the date of exercise) of a Share over a specified price, known as the strike price, fixed by the Compensation Committee. The strike price for a SAR will not be less than 100% of the fair market value of a Share on the grant date. Payment to the participant for a SAR upon exercise may be made in cash, Shares, or other property, in any combination as determined by the Compensation Committee. The Plan prohibits the repricing of SARs (as described in the Stock Options section above) without stockholder approval. The Plan provides that no dividends or dividend equivalents will be payable with respect to SARs.

Restricted Stock and Restricted Stock Units. Restricted stock are Shares that are forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive Shares, conditioned upon the satisfaction of conditions imposed by the Compensation Committee. The Compensation Committee will determine the restrictions for each award and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock and restricted stock units may include time-based restrictions or restrictions tied to the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of specific events. Participants do not have voting rights in restricted stock units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

The Compensation Committee may grant dividends or dividend equivalents on awards of restricted stock and dividend equivalents on awards of restricted stock units if so provided in an award agreement. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid on unvested awards of restricted stock or restricted stock units while such awards are subject to vesting restrictions. To the extent that any such awards contain the right to receive dividends or dividend equivalents during the restricted period, such dividend or dividend equivalents will be accumulated and paid once (and to the extent) the underlying awards vest.

Deferred Stock. Deferred stock is the right to receive Shares at the end of a specified deferral period. The Compensation Committee will determine the number of Shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units. Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period, but, provided, however, that any Shares distributed as dividend equivalents with respect to deferred stock with restrictions that have not lapsed, will be subject to the same restrictions as that deferred stock still subject to restrictions. Any dividend equivalents will be converted into additional Shares of deferred stock (in the manner described under “Restricted Stock and Restricted Stock Units”). Notwithstanding anything herein to the contrary, dividend equivalents on unvested awards of deferred stock will only be paid, if at all, when and to the extent that the underlying awards vest.

Performance Units. A Performance unit is any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee, or (2) a unit valued by reference to a designated amount of property. Performance units may be paid in cash, Shares, restricted stock or restricted stock units. The Compensation Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Dividend, Dividend Equivalents and Other Awards. The Compensation Committee may also grant dividend equivalents under the Plan in conjunction with another award or on a stand-alone basis. No dividends or dividend equivalents may be paid on stock options, SARs or performance units. Any dividends or dividend equivalents may be paid only at the time and to the extent that the Shares underlying the award are distributed. The Compensation Committee also is authorized to grant such other awards that may be denominated in, valued in, or otherwise based on Shares, cash, other awards, notes or other property as determined by the Compensation Committee.

Substitute Awards. Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.

Minimum Vesting Requirement

Except in the case of substitute awards and the delivery of Shares in lieu of fully vested cash-based award obligations, awards granted under the Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the Compensation Committee may provide for acceleration of vesting in the event of a participant’s death, disability or in connection with or following a change in control, and the Compensation Committee may grant awards covering 5% or fewer of the Shares reserved for issuance under the Plan without regard to the minimum vesting provision.

Awards to non-employee directors will be deemed to satisfy this minimum vesting requirement to the extent that such awards vest on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of our stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Performance Goals

The Compensation Committee may establish performance goals for performance-based awards under the Plan, which may be based on any performance criteria selected by the Compensation Committee. Such performance criteria may include, but are not limited to, any of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Shares; expense or cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health or other safety goals; individual performance; and/or strategic objective milestones.

Change in Control

Unless provided otherwise in an award agreement, upon an event that satisfies the definition of change in control in the Plan, a participant’s awards will either become vested or, if the award(s) are subject to restrictions, the relevant restrictions will lapse upon the involuntary termination of such participant’s employment or service by the Company without cause or by the participant for good reason during the 24-month period following the occurrence of a change in control. For all awards with vesting or amounts based on the satisfaction or achievement of performance goals or other performance-based criteria, such awards will become earned and vested and the relevant performance goals or other performance-based criteria will be deemed to be met based on the performance achieved (as determined by the Compensation Committee), but prorated based on the elapsed proportion of the performance period as of such participant’s termination of employment or service. In addition, the Compensation Committee may, in order to maintain a participant’s rights in the event of any change in control of the Company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Compensation Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of a Share as of the date of the change in control. Under the Plan, the Compensation Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of a Share as of the date of the change in control. If the Compensation Committee determines that such an award should be cashed out, the participant will receive the lesser of the fair market value of a Share on the date of the change in control or the price paid per Share in the transaction that constitutes the change in control.

For purposes of the Plan, a “change in control” occurs (1) when any corporation, person or other entity, including a group, becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding securities of the Company; (2) upon the consolidation or merger of the Company or upon any sale, lease, exchange or other transfer of more than 85% of the assets of the Company, provided that following such a transaction the members of the Board prior to such transaction no longer constitute a majority of the Board surviving after such transaction; (3) when the Company is liquidated; and (4) if, within any 12-month period, persons who were members of the Board immediately prior to such 12-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy consent solicitation contest or any action take not to avoid such a contest) during such 12-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 12-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of “change in control” applies.

Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise (or as otherwise determined by the Compensation Committee), in the event of a participant’s termination of employment or service due to his or her death or disability, all of such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option or SAR), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise (or as otherwise determined by the Compensation Committee), in the event of a participant’s termination of employment or service by the Company without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise (or as otherwise determined by the Compensation Committee), in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death or disability), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until the date of such termination (but not beyond the original term of the option or SAR) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise (or as otherwise determined by the Compensation Committee), in the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise (or as otherwise determined by the Compensation Committee), (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested Shares will be forfeited to us, and (2) upon termination because of death or disability, all unvested Shares of restricted stock will immediately vest. If any dividend equivalents have been credited with respect to an award and if such award is forfeited at termination of employment, all such dividend equivalents credited with respect to such forfeited award will be forfeited.

Amendment and Termination

Unless the Plan is earlier terminated by our Board and giving effect to the Amendment, the Plan will automatically terminate on the earlier of (1) the date all Shares subject to the Plan have been purchased or acquired and the restrictions on all restricted stock granted under the Plan have lapsed, and (2) May 26, 2028, the date six years from the Plan’s Effective Date. Awards granted before the termination of the Plan may extend beyond that date in accordance with their terms. The Compensation Committee is permitted to amend the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, but no such action may materially adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or regulation or if required by any securities exchange or automated quotation system on which Shares may then be listed or quoted.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award to certain family members specified in the Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off or other similar event affects Shares such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Compensation Committee will (among other actions and subject to specified exceptions) adjust the number and type of Shares available under the Plan, the number and type of Shares subject to outstanding awards and the exercise prices of outstanding stock options and other awards.

Compensation Recoupment Policy

All awards granted under the Plan are subject to the Company’s compensation recovery and/or recoupment policy, as in effect from time to time.

Federal U.S. Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of May 30, 2025 Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, additional taxes, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options. The grant of stock options under the Plan will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of Shares to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or “non-qualified stock options.”

The exercise of a non-qualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the common Shares purchased on the date of such exercise exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those Shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those Shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or 12 months in the case of termination of employment due to disability). If the holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. Assuming satisfaction of the continuous employment requirement, if the option holder disposes of the Shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those Shares as capital gain or loss. However, if the option holder disposes of the Shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs, the excess of (1) the fair market value of the Shares disposed of, on the date the incentive stock option was exercised, over (2) the exercise price paid for those Shares. However, if the sales price is less than the fair market value of the Shares at the time of exercise, the option holder’s taxable ordinary income will be limited to the sales price less the option’s exercise price. In the case of a disqualifying disposition, the Company would be entitled to a tax deduction equal to the amount of any ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the Shares would be capital gain. If the total amount realized by the option holder pursuant to a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Shares received will be taxable to the participant as ordinary income, and such amount will be deductible by the Company.

Restricted Stock. Unless an election is made by the recipient under Section 83(b) of the Code, the recipient will not recognize any taxable income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture. Generally, the stock recipient will recognize taxable ordinary income at the first time those Shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to (1) the fair market value of those Shares when the restrictions lapse, less (2) any amount paid as part of the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s tax holding period will begin on the date on which the restrictions lapse unless a Section 83(b) election, as described in the following paragraph is made, in which event the holding period will begin on the date of the grant of the restricted stock. Dividends paid with respect to restricted stock upon the lapse of restrictions applicable to those Shares will be taxable as compensation income to the stock recipient.

A restricted stock recipient may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the common Shares subject to the award on the date of the award. If a restricted stock recipient makes that election, any dividends paid with respect to those Shares of restricted stock will not be treated as compensation income, but rather as dividend income, and the recipient will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a restricted stock recipient in connection with his or her restricted stock award in the taxable year in which that recipient recognizes that ordinary income.

Deferred Stock. The right to deferred stock under the Plan, which is not truly an award of stock, generally should not result in taxable ordinary income to the recipient, nor a tax deduction for the Company. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid to, or the then-current fair market value of the Shares received by, the recipient, and a corresponding tax deduction by the Company. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock, and any violation of Section 409A may result in acceleration of income taxation and an additional 20% tax, as well as interest and tax penalties to the participant.

Other Awards. Restricted stock unit awards are also subject to Code Section 409A and its consequences, as noted above. Restricted stock units and performance units generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company at the time of grant. The payment or settlement of these awards, however, if not already taxed, will result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid to, or the then-current fair market value of the Shares received by, the recipient, and a corresponding tax deduction by the Company. If the award consists of Shares that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted Shares, the recipient of those Shares will immediately recognize taxable ordinary income on the fair market value of those Shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Code. The deductible amount of total annual compensation paid by a public company to each “covered employee” generally is limited to no more than $1 million pursuant to Section 162(m) of the Code.

Section 280G of the Code. Under certain circumstances, accelerated vesting, exercise or payment of awards under the Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent there is an excess parachute payment, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment. However, the Plan provides that, unless the participant is party to a written agreement with the Company that provides for some other treatment with respect to such excess parachute payments, the parachute payment shall be reduced to the minimum extent necessary so that either (1) no portion of the payable award constitutes an excess parachute payment, or (2) a portion of the payable award does constitute an excess parachute payment subject to excise taxes, but provides the participant with a greater after-tax benefit.

New Plan Benefits

Future awards under the Plan will be granted in the discretion of the Compensation Committee. The Board and the Compensation Committee have not approved any awards that are conditioned on stockholder approval of the Plan. Accordingly, the type, number, recipients and other terms of such future awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation under the Plan is presented in the “Executive Compensation” section located elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2024 included in the Annual Report.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of the Amendment. Abstentions will have the same effect as a vote “Against” and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4 TO APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2012 INCENTIVE COMPENSATION PLAN TO EXTEND THE EXPIRATION DATE

Equity Compensation Plan Information Table

The following table lists information regarding outstanding equity awards and Shares reserved for future issuance under the Prior Plan as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	75,295	(1)	$6.88	(2)	379,516	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	75,295		$6.88		379,516

(1)	Represents outstanding stock appreciation rights.
(2)	Represents the weighted average exercise price of outstanding stock appreciation rights.
(3)	Includes Shares remaining available for issuance under the Prior Plan as of December 31, 2024.

AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The following table shows the fees for professional services rendered to us by BDO USA, P.C. (“BDO”) for services in respect of the years ended December 31, 2024, and 2023.

	2024	2023
Audit Fees(1)	$1,260,748	$1,309,528
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,260,748	$1,309,528

(1)

Audit Fees: Audit fees for the fiscal years 2024 and 2023 include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements and to review interim quarterly consolidated financial information.

(2)	Audit-Related Fees: The Company did not engage BDO for any audit-related services during the 2024 and 2023 fiscal years.
(3)	Tax Fees: The Company did not engage BDO for any tax services during the 2024 and 2023 fiscal years.
(4)	All Other Fees: The Company did not engage BDO for any other services during the 2024 and 2023 fiscal years.

In accordance with its charter, the Audit Committee approved in advance all audit services provided by the Company’s independent registered public accounting firm for fiscal year 2024.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2024. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted,

AUDIT COMMITTEE
Frank P. Simpkins, Chair
Kenneth W. Landini
Hong He

The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PERSON POLICY AND TRANSACTIONS

Related Person Transactions Policy and Procedures

In the ordinary course of the Company’s business, the Company may from time to time enter into transactions with its directors, officers and 5% or greater stockholders. The Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.

Related Person Transactions

Other than as described below, during the years ended December 31, 2024, and 2023, the Company did not enter into any related person transactions.

Weichai

In March 2017, the Company and Weichai executed a share purchase agreement (the “SPA”) with Weichai. Under the terms of the SPA, Weichai invested $60.0 million in the Company (the “Weichai Transaction”) by purchasing a combination of newly issued common and preferred stock as well as a stock purchase warrant, which significantly strengthened the Company’s financial condition and contributed to the subsequent extinguishment of a $60.0 million term loan.

The stock purchase warrant issued to Weichai (the “Weichai Warrant”) was exercisable for any number of additional shares of Common Stock such that Weichai, upon exercise, would hold 51% of the Common Stock then outstanding on a fully dilutive basis, on terms and subject to adjustments as provided in the SPA. On April 23, 2019, Weichai exercised the Weichai Warrant and increased its ownership to 51.5% of the Company’s outstanding Common Stock, as of such date. With the exercise of the Weichai Warrant in April 2019, Weichai owns a majority of the outstanding shares of the Common Stock of the Company. As a result, Weichai is able to exercise control over matters requiring stockholders’ approval, including the election of the directors, amendment of the Company’s Certificate of Incorporation and approval of significant corporate transactions.

Weichai also entered into an Investor Rights Agreement (the “Rights Agreement”) with the Company upon execution of the SPA. The Rights Agreement provides Weichai with representation on the Company’s Board and management representation rights. According to the Rights Agreement, once Weichai exercised the Weichai Warrant and became the majority owner of the Company’s outstanding shares of Common Stock calculated on a fully diluted as-converted basis (excluding certain excepted issuances), the Company became required to appoint to the Board an additional individual designated by Weichai or such additional numbers of individuals so that Weichai designees constitute the majority of the directors serving on the Board. As of the date of this filing, Weichai has four representatives on the Board, which constitutes the majority of the directors serving on the Board.

The Company and Weichai executed a strategic Collaboration Agreement on March 20, 2017, as amended by the First Amendment to Strategic Collaboration Agreement, dated March 26, 2020 and the Second Amendment to Strategic Collaboration Agreement, dated March 22, 2023 (collectively, the “Collaboration Agreement”) in order to achieve their respective strategic objectives and enhance the strategic cooperation alliance to share experiences, expertise and resources. Among other things, the Collaboration Agreement established a joint steering committee, permitted Weichai to second a limited number of certain technical, marketing, sales, procurement and finance personnel to work at the Company and established several collaborations, related to stationary natural-gas applications and Weichai diesel engines. The Collaboration Agreement expires on March 20, 2026.

In January 2022, PSI and Société Internationale des Moteurs Baudouin (“Baudouin”), a France-based marine engine manufacturing subsidiary of Weichai Power, entered into an international distribution and sales agreement which enables Baudouin to bring PSI’s power systems line of products into the European, Middle Eastern, and African markets, which resulted in $1.1 million of sales in 2024. In addition to sales, Baudouin will manage service, support, warranty claims, and technical requests.

On August 30, 2024, the Company entered into a Shareholder’s Loan Agreement (“SLA”) with Weichai, which allows the Company to borrow up to $105.0 million and expires on August 31, 2025. Borrowings under the SLA will incur interest at the applicable SOFR, plus 4.05% per annum. If the interest rate for any loan is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing plus 1.0%. The borrowing requests under the SLA are subject to Weichai’s discretionary approval.

As of December 31, 2024, PSI had $25.0 million of borrowing under the SLA. Since January 1, 2024, with respect to all of the shareholder’s loan agreements in the aggregate, the largest principal amount outstanding was $94,820,000, the amount of principal repaid was $79,820,000 and the amount of interest paid was $9,245,513.

On March 22, 2024, the Company amended one of the four previous shareholder’s loan agreements with Weichai to, among other things, extend the maturity thereof. The $30 Million Loan Agreement provided the Company with a $30.0 million subordinated loan at the discretion of Weichai and was amended to extend the maturity date to March 31, 2025. Borrowings under the $30 Million Loan Agreement bear interest at an annual rate equal to SOFR plus 4.05% per annum. Further, if the applicable SOFR rate was negative, the interest rate per annum should have been deemed as 4.05% per annum. If the interest rate for any loan was lower than Weichai’s borrowing cost, the interest rate for such loan would have been equal to Weichai’s borrowing cost plus 1.0%. All the amended shareholder loan agreements with Weichai were subject to customary events of default and covenants. This $30 Million Loan Agreement was replaced by the SLA.

The Company was also previously party to a $25 Million Loan Agreement with Weichai, which was amended and restated in May 2024. The $25 Million Loan Agreement provided the Company with a $25.0 million subordinated loan. Borrowings under the $25 Million Loan Agreement incurred interest at the applicable SOFR rate, plus 4.05% per annum. Further, if the applicable term SOFR was negative, the interest rate per annum should have been deemed as 4.05% per annum. If the interest rate for any loan under the $25 Million Loan Agreement was lower than Weichai’s borrowing cost, the interest rate for such loan would have been equal to Weichai’s borrowing cost plus 1.0%. This $25 Million Loan Agreement was replaced by the SLA.

The Company was also previously party to a $50 Million Loan Agreement with Weichai, which was amended and restated in November 2023. The $50 Million Loan Agreement provided the Company with a $50.0 million uncommitted facility that was subordinated to the Third Amended and Restated Uncommitted Revolving Credit Agreement and any borrowing requests made under the $50 Million Loan Agreement were subject to Weichai’s discretionary approval. Borrowings under the $50 Million Loan Agreement incurred interest at the applicable SOFR, plus 4.65% per annum and could have been used for general corporate purposes, except for certain legal expenditures which required additional approval from Weichai. Further, if the applicable term SOFR was negative, the interest rate per annum should have been deemed as 4.65% per annum. If the interest rate for any loan was lower than Weichai’s borrowing cost, the interest rate for such loan would have been equal to Weichai’s borrowing cost plus 1.0%. This $50 Million Loan Agreement was replaced by the SLA.

The Company was also previously party to a $130.0 million first Amended Shareholder’s Loan Agreement with Weichai, which was amended and restated in March 2023. This first Amended Shareholder’s Loan Agreement provided the Company with a $130.0 million subordinated loan under which Weichai was obligated to advance funds solely for purposes of repaying outstanding borrowings under the Third Amended and Restated Uncommitted Revolving Credit Agreement with Standard Chartered (the “Credit Agreement”) if the Company was unable to pay such borrowings. The Company and Weichai agreed not to renew this first Amended Shareholder’s Loan Agreement, which expired on March 24, 2024.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or the Company. Direct your written request to our CFO at 201 Mittel Drive, Wood Dale, Illinois 60191 or by calling (630) 350-9400. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and the Annual Report are available on www.proxyvote.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, stockholders can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. Stockholders of record can choose to receive materials electronically by following the instructions provided if voting over the Internet or by telephone.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the Company’s Investor Relations Department and inform the Company otherwise.

Beneficial Owners. If you hold your shares in a brokerage account, you may also have the ability to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

APPENDIX A

AMENDMENT NO. 1

TO

AMENDED AND RESTATED 2012 INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1, dated as of [July 24, 2025] (this “Amendment”), to the Amended and Restated 2012 Incentive Compensation Plan (as amended, the “Plan”) of Power Solutions International, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, initially made effective as of May 30, 2012;

WHEREAS, the Plan was last amended and restated, effective as of May 26, 2022; and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined, upon recommendation of the Compensation Committee of the Board, it to be in the best interest of the Corporation to extend the Plan’s expiration date to May 26, 2028.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The following sentence shall be inserted before the last sentence of Section 1.1 of the Plan:

“An amendment to the amended and restated Plan was approved by the Board on June 4, 2025, subject to approval by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders.”

2. Section 1.2 of the Plan shall be amended and restated in its entirety to read as follows:

“Duration of the Plan. The Plan shall become effective as of the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) six (6) years from the Effective Date of the Plan. The termination of the Plan pursuant to this Section 1.2 shall not adversely affect any Awards outstanding on the date of such termination.”

3. This Amendment shall be effective as of the date first set forth above.

4. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

POWER SOLUTIONS INTERNATIONAL, INC. 201 MITTEL DRIVE WOOD DALE, IL 60191 ATTN: KEN JENKE SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PSIX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75781-P28373 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY POWER SOLUTIONS INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Jiwen Zhang 1b. Kui Jiang 1c. Frank P. Simpkins 1d. Courtney C. Shea 1e. Hong He 1f. Gengsheng Zhang 1g. Fuzhang Yu The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V75782-P28373 POWER SOLUTIONS INTERNATIONAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JULY 24, 2025 The stockholder(s) hereby appoint(s) Ken Jenke and Steven Sun, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Power Solutions International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time on Thursday, July 24, 2025, at the www.virtualshareholdermeeting.com/PSIX2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side